UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for the use of the Commission only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

A SPAC II Acquisition Corp.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 27, 2023

Date of Report (Date of earliest event reported)

A SPAC II Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands	001-41372	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

289 Beach Road #03-01 Singapore 199552	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +65 6818 5796

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, with no par value, one-half of one redeemable warrant and one right to receive one-tenth of one Class A ordinary share	ASCBU	The Nasdaq Global Market LLC
Class A ordinary shares included as part of the units	ASCB	The Nasdaq Global Market LLC
Rights included as part of the units	ASCBR	The Nasdaq Global Market LLC
Warrants included as part of the units	ASCBW	The Nasdaq Global Market LLC

☒	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 7.01. Regulation FD Disclosure

As previously disclosed in its definitive proxy statement dated as of July 10, 2023 and proxy supplemented dated as of July 20, 2023 (together, the “Definitive Proxy Statement”), A SPAC II Acquisition Corp. (the “Company”) will hold an extraordinary general meeting of its shareholders on August 1, 2023 (the “Special Meeting”) to consider and vote upon the Extension Amendment Proposal, the NTA Requirement Amendment Proposal, and the Founder Share Amendment Proposal (as defined in the Definitive Proxy Statement) and, if necessary, the Adjournment Proposal (as defined in the Definitive Proxy Statement).

The Company has identified a potential business combination target company in the medical technology sector (the “Partner”) for an initial business combination (the “Potential Business Combination”) that it believes may have cutting edge technology and the potential for significant growth. The Company is in preliminary talks to enter into a letter of intent with Partner. Such letter of intent, if executed, will have no legal binding effect on either the Company or Partner.

Based in Taiwan, Partner specializes in microsphere technologies for ultrasound contrast agents that facilitate ultrasound imaging and ultrasound-mediated targeted delivery. The Partner is believed to have developed a patented microbubble based contrast agent for the usage of early cancer screening and drug delivery in ultrasonic imaging. According to the Partner, its first product is designed with a smaller particle size than its competitors’, which makes it easier to enter low blood flow areas with improved circulation stability, resulting in useful imaging time up to 1.5 to 3 times longer compared to other approved products. This technology allegedly works with Ultrasound-Mediated Targeted Delivery, a controlled drug release technique that emphasizes rapid, effective drug delivery. The technique utilizes microbubbles that burst under ultrasound, releasing the drug into the body. Partner believes that by using this approach, doctors can achieve more precise drug delivery and improve treatment outcomes for diseases like cancer and heart disease.

According to the Partner, its first product has passed the review process to enter into its Phase 3 trial application which is regulated by the USFDA. If true, this could mark a significant milestone in the Partner’s development of its technology. According to the Partner, it has other products in the pipeline, including an ultrasound drug delivery system for cancer treatment.

The execution of any definitive business combination agreement will be subject to certain customary conditions, including the satisfactory completion of due diligence and negotiation and preparation of documentation. There is no guarantee that the Company will enter into a definitive business combination agreement with Partner or any other companies.

Additional Information and Where to Find It

The Company has filed the definitive proxy statement dated as of July 10, 2023 (the “Definitive Proxy Statement”) to seek shareholder approval to, among other things, extend the time the Company has to consummate an initial business combination. The Company has mailed the Definitive Proxy Statement to its shareholders of record as of July 6, 2023 on or about July 10, 2023. The Company has filed a Proxy Supplement to the Definitive Proxy Statement on July 20, 2023, and mailed it to holders of record as of July 6, 2023 on or about July 21, 2023. Investors and security holders of the Company are advised to read the Definitive Proxy Statement and the Proxy Supplement and any amendments or supplements thereto, because these documents contain or will contain important information about the Extension and the Company. Shareholders will also be able to obtain copies of the Definitive Proxy Statement and the Proxy Supplement, without charge, at the SEC’s website at www.sec.gov.

Participants in the Solicitation

The Company and its directors and executive officers may be considered participants in the solicitation of proxies with respect to the Extension under the rules of the SEC. Information about the directors and executive officers of the Company and a description of their interests in the Company and the Extension are set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the SEC on March 13, 2023 (the “Annual Report”), the Definitive Proxy Statement which was filed with the SEC on July 10, 2023, and the Proxy Supplement which was filed with the SEC on July 20, 2023. These documents can be obtained free of charge from the sources indicated above.

Forward-Looking Statements

Certain statements made in this Current Report are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this Current Report, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: the risk that approval of the Company’s shareholders for the Extension is not obtained; the inability of the Company to enter into a definitive agreement with respect to an initial business combination within the time provided in the Company’s amended and restated memorandum and articles of association; the level of redemptions made by the Company’s shareholders in connection with the Extension and its impact on the amount of funds available in the Company’s trust account to complete an initial business combination; and those factors discussed in the Annual Report under the heading “Risk Factors,” and other documents of the Company filed, or to be filed, with the SEC. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A SPAC II ACQUISITION CORP.

Dated: July 27, 2023

	By:	/s/ Serena Shie
		Name:	Serena Shie
		Title:	Chief Executive Officer

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